Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Magellan Gold Corporation (the "Company") on Form 10-Q for the period ended September 30, 2020, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Michael Lavigne, Chief Executive Officer (Principal Executive Officer) and John C. Power Interim Chief Financial Officer (Principal Accounting Officer) of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Michael Lavigne

Michael Lavigne

Chief Executive Officer (Principal Executive Officer)

Dated: November 13, 2020

/s/ John C. Power

John C. Power

Interim Chief Financial Officer (Principal Accounting Officer)

Dated: November 13, 2020